Exhibit 99.1

National Vision Provides Additional COVID-19 Related Business Update
Duluth, Ga. (April 7, 2020) - National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision” or the “Company”), one of the nation’s largest optical retailers providing quality, affordable eye care and eyewear, today provided an additional COVID-19 related business update regarding its capacity to serve patients and customers with urgent and emergency eye care needs and its continuing focus on expense reduction efforts.
“As a low-cost provider of a medical necessity, our call centers continue to field a significant number of requests from patients and customers including urgent eye care issues, broken glasses and contact lens renewals,” said National Vision Chief Executive Officer Reade Fahs. “Our patients and customers need us because we are front line providers of the eye care and eyewear required to live their lives. Now, more than ever, in this time of restricted access for so many, it is important that we continue serving in a way that provides care for their most urgent and emergency eye care and vision needs.”
While stores remain temporarily closed to the public, associates are available by phone for patients and customers in need during the hours of 9 a.m. to 5 p.m., Monday through Saturday. Customers and patients can also purchases contact lenses and eyeglasses online at www.americasbest.com and www.eyeglassworld.com, which offer free shipping. The Company’s other e-commerce websites, including www.discountglasses.com and www.discountcontacts.com, also remain fully operational.
In addition to the previously noted organization-wide initiatives to reduce expenses and capital expenditures, the Company has temporarily furloughed a significant portion of its associates. Along with the pause in new store openings and reduced near-term marketing, the Company is working with its base of partners and vendors to extend payment terms and modify existing contracts.
“The reality facing most companies in America today is one of cash preservation due to the uncertain duration of the pandemic’s impact,” said Fahs. “We as individuals, as a company, and as a nation must maintain fortitude as we battle, and defeat, this COVID-19 crisis collectively. We will get through this and be stronger for the adversity we overcame together.”
As previously stated, the Company intends to begin selectively re-opening retail stores to the public in the coming weeks with increased safety protocols and a focus on serving the most urgent eye care needs of patients and customers. Additional updated information on store openings, customer care and service of urgent eye care needs for customers is available on the Company’s brand websites.
About National Vision Holdings, Inc.
National Vision Holdings, Inc. is one of the largest optical retail companies in the United States with more than 1,100 retail stores in 44 states plus the District of Columbia and Puerto Rico. With a mission of helping people by making quality eye care and eyewear more affordable and accessible, the company operates five retail brands: America’s Best Contacts & Eyeglasses, Eyeglass World, Vision Centers inside select Walmart stores, Vista Opticals inside Fred Meyer stores and on select military bases, and several e-commerce websites, offering a variety of products and services for customers’ eye care needs. For more information, please visit www.nationalvision.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our current beliefs and expectations regarding the performance of our industry, the Company's strategic direction, market position, prospects and future results. You can identify these forward-looking statements by the use of words such as “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Caution should be taken not to place undue reliance on any forward-looking statement as such statements speak only as of the date when made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Forward-looking statements are not guarantees and are subject to various risks and uncertainties, which may cause actual results to differ materially from those implied in forward-looking statements. Such factors include, but are not limited to, those set forth in our Annual Report on Form 10-K under the heading “Risk Factors” and in subsequent filings by National Vision with the Securities and Exchange Commission (“SEC”). Potential risks and uncertainties include those relating to the ultimate geographic spread of the coronavirus, the duration of the coronavirus outbreak and actions that may be taken by governmental authorities to contain the outbreak or treat its impact, Company cost-saving initiatives as a response to the coronavirus outbreak and the potential selective re-opening of retail stores, which may adversely impact our business, results of operations and financial condition. Additional information about these and other factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found in filings by National Vision with the SEC, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.

Media Contact:
Kristina Gross
Kristina.gross@nationalvision.com
(470) 448-2355

Investor Relations Contact:
David Mann, CFA
David.mann@nationalvision.com
(470) 448-2448